UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 31, 2010

FINOTEC GROUP, INC.
(Exact name of registrant as specified in its charter)

228 East 45th Street, Suite 1801
New York, NY 10017
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:

ITEM 4.01    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On August 26, 2010 Finotec Group, Inc. (the "Company") dismissed Gvilli & Co., C.P.A. ("Gvilli") as our principal public accountants and engaged Brightman, Almogar, Zohar & Co. (“Brightman”), a member firm of Deloitte Touche Tohmatsu to serve as our principal public accountants. This decision was made by the Board of Directors of the Company.

Gvilli rendered its report with respect to our consolidated financial statements as of and for the fiscal year ended January 31, 2010 and the consolidated financial statements for the fiscal year ended January 31, 2010 which financial statements were included within our annual report on Form 10-KSB filed with the Securities and Exchange Commission on May 15, 2010.

Gvilli's reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended January 31, 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope.

Since its engagement as our principal public accountants, and through the date of this report, (i) there was no disagreement with Gvilli on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gvilli, would have caused Gvilli to make reference to the subject matter of the disagreement in connection with their report on our consolidated financial statements and (ii) there was no disagreement or difference of opinion with Gvilli regarding any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company's two most recent fiscal years ended January 31, 2010 and the subsequent interim period through the date of this report, the Company did not consult with Brightman with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We provided Gvilli with a copy of this report and requested that Gvilli furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by us in this report and, if not, stating the respects in which it does not agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  August 26, 2010                   Finotec Group, Inc.

By:  /s/ Didier Essemini
Name: Didier Essemini
Title: President